EXHIBIT 5(A)



June 4, 2001

Avista Corporation
1411 East Mission Avenue
Spokane, WA  99202

RE:  AVISTA CORPORATION - REGISTRATION STATEMENT ON FORM S-4
     9.75% SENIOR NOTES, DUE JUNE 1, 2008 IN AN AGGREGATE PRINCIPAL AMOUNT OF $400,000,000

Ladies and Gentlemen:

     We have acted as counsel to Avista Corporation, a Washington corporation (the "Company"), in connection with an offer by the Company to issue up to $400,000,000 in aggregate principal amount of its 9.75% Senior Notes, due June 1, 2008 (registered) (the "Securities"), in exchange for 9.75% Senior Notes, due June 1, 2008 (unregistered) of the Company, which are currently outstanding in the same aggregate principal amount, all as described in a Registration Statement on Form S-4 (the "Registration Statement") of the Company to be filed under the Securities Act of 1933, as amended (the "Securities Act"), relating to such exchange offer.

                                       I.

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

     (a)  the Registration Statement;

     (b) the Restated Articles of Incorporation of the Company certified by the Washington Secretary of State as of May 23, 2001, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (c) the Bylaws, as amended, of the Company certified by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (d) a Certificate of Existence/Authorization relating to the Company and issued by the Washington Secretary of State, dated May 23, 2001;


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                                                              Avista Corporation
HELLER EHRMAN                                                       June 4, 2001
    ATTORNEYS                                                             Page 2


     (e) records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Company's board of directors relating to the transactions contemplated by the Registration Statement;

     (f) Order No. UE-001098, entered August 30, 2000, amended January 11, 2001, in Docket No. UE-001-098 of the Washington Utilities and Transportation Commission;

     (g) Order No. 28670, entered March 14, 2001, Order No. 28610, entered January 19, 2001, Order No. 28491, entered August 24, 2000, and Order No. 26644, entered October 21, 1996, in Case No. AVU-U-00-3 of the Idaho Public Utilities Commission(1);

     (h) Order No. 01-220. entered March 9, 2001, Order No. 00-410, entered July 28, 2000, and Order No. 99-412, entered July 6, 1999, in Docket No. UF-4166 of the Public Utility Commission of Oregon, together with staff reports appended thereto which constitute part of the orders;

     (i) Decision No. 00-06-064, entered June 22, 2000, of the Public Utilities Commission of the State of California;

     (j) Default Order No. 4535, entered July 2, 1979, in Docket No. 6690 of the Public Service Commission of the State of Montana(2);

     (k) a Certificate of an officer of the Company as to certain factual matters;

     Notwithstanding any provisions of the Securities or any other agreements or instruments examined for purposes of these opinions to the effect that such agreement or instrument reflects the entire understanding of the parties with respect to the matters described therein, the courts of the States of Washington may consider extrinsic evidence of the circumstances surrounding the entering into of such agreement to ascertain the intent of the parties in using the language employed in such agreement, regardless of whether or not the meaning of the language used in such agreement is plain and unambiguous on its face, and may determine that additional or supplementary terms can be incorporated into such agreement. We have not considered parol evidence in connection with the opinion set forth below.


------------------------
     (1) We have received and relied upon an officer's certificate certifying that the Company's senior unsecured debt ratings are within the permitted tolerances identified by the IPUC in Order No. 28610 at page 3.

     (2) We have received and relied upon an officer's certificate certifying that at no time since the issuance of the MPSC's order have the Company's electric sales for ultimate use by Montana customers exceeded $5,000,000 or 5% of the Company's revenue in any year.


Heller Ehrman White & McAuliffe LLP
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                                                              Avista Corporation
HELLER EHRMAN                                                       June 4, 2001
    ATTORNEYS                                                             Page 3


                                      II.

     We have also assumed the following, without making any inquiry into the reasonableness or validity thereof:

     A. The applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states shall have been complied with.

     B. The Securities will be duly executed, authenticated and delivered prior to their issuance against consideration therefor as set forth in the Registration Statement and in accordance with the proceedings and actions of the Company's board of directors relating to the transactions contemplated by the Registration Statement.

     C. There are no facts or circumstances specifically relating to any parties other than the Company (the "Other Parties") that might prevent the Other Parties from enforcing any of the rights to which our opinion relates.

                                      III.

     We express no opinion as to:

     (a) The applicable choice of law rules that may affect the interpretation or enforcement of any of the Securities.

     (b) Any securities, tax, anti-trust, land use, safety, environmental, hazardous materials, insurance company or banking laws, rules or regulations, or any laws, rules or regulations applicable to any of the Other Parties by virtue of their status as regulated entities, or whether governmental consents, approvals, authorizations, registrations, declarations or filings required in connection with exchange of the Securities will be applied for, received or made.

     (c) The enforceability of any provision of the Securities that relates to the choice of arbitration as a dispute resolution mechanism.

     (d) The effect on the obligations of the Company, and the Other Parties' rights, under the Securities of laws relating to fraudulent transfers and fraudulent obligations set forth in Sections 544 and 548 of the federal Bankruptcy Code or applicable state law.

     (e) The enforceability of any waiver of immunities contained in the Securities.

     (f) The enforceability of any liquidated damages provisions contained in the Securities.


Heller Ehrman White & McAuliffe LLP

                                                              Avista Corporation
HELLER EHRMAN                                                       June 4, 2001
    ATTORNEYS                                                             Page 4


     This opinion is limited to (i) the federal laws of the United States of America, (ii) the laws of the State of Washington, and (iii) the statutes (and regulations promulgated thereunder) of the States of California, Idaho, Montana and Oregon pertaining to the regulation of public utilities in those States. We disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

                                      IV.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for our opinion, and subject to the limitations and qualifications expressed herein, it is our opinion that the Securities, when issued and delivered as contemplated in the Registration Statement, will be legally issued and will be binding obligations of the Company, subject (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principals of equity, whether such enforceability is considered in a proceeding in equity or at law.

                                       V.

     We further advise you that:

     A. As noted, the enforceability of the Securities is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Securities, these principles will require the Other Parties to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Securities and will preclude the Other Parties from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

     B.   The enforceability of the Securities is subject to the effects of (i)
          Section 62A.1-102 of Revised Code of Washington (the "WA Code"), which provides that obligations of good faith, diligence, reasonableness and care prescribed by the WA Code may not be disclaimed by agreement, although the parties may by agreement determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable, (ii) Section 62A.1-203 of the WA Code, which imposes an obligation of good faith in the performance or enforcement of a contract and (iii) legal principles under which a court may refuse to enforce, or may limit the enforcement of, a contract or any clause of a contract that a court finds as a matter of law to have been unconscionable at the time it was made.

     C. The effectiveness of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.


Heller Ehrman White & McAuliffe LLP
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                                                              Avista Corporation
HELLER EHRMAN                                                       June 4, 2001
    ATTORNEYS                                                             Page 5


     D. Pursuant to Section 4.84.330 of the WA Code, any provision in an agreement requiring a party to pay another party's attorneys' fees and costs in actions to enforce the provisions of such agreement will be construed to entitle the prevailing party in any action, whether or not that party is the specified party, to be awarded its reasonable attorneys' fees, costs and necessary disbursements.

     E. Provisions of any agreement requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

                                       VI.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm, as counsel, in the Registration Statement and in the prospectus contained therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                      VII.

     The foregoing opinion is being delivered solely to you in connection with the filing of the Registration Statement and is solely for your benefit and the benefit of the holders of the Securities. This opinion may not be relied on by you for any other purpose or by any other person for any purpose without our written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                                         Very truly yours,


                                         /s/ HELLER EHRMAN WHITE & McAULIFFE LLP





Heller Ehrman White & McAuliffe LLP